As filed with the Securities Exchange Commission on January 15, 2010
Registration Statement No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARAGON SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

15 Karamanli Ave GR 16673 Voula, Greece (011) (30) (210) 891 4600 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(5)	Proposed Maximum Aggregate Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Primary Offering
Common Shares, par value $0.001 per share (2)(4)
Preferred Stock Purchase Rights (2)
Preferred Shares, par value $0.001 per share (4)
Debt Securities (4)(5)
Guarantees (6)
Warrants (7)
Purchase Contracts (8)
Units (9)
Primary Offering Total			$500,000,000	$35,650
Secondary Offering
Common Shares, par value $0.001 per share to be offered by certain selling shareholders	9,214,206	$5.08 (10)	$46,024,958.97 (10)	$3,281.58 (10)
Total			$546,024,958.97	$38,931.58 (11)

(1)	Such amount in U.S. dollars, or the equivalent thereof in foreign currencies, as shall result in an aggregate initial public offering price for all securities of $500,000,000.
(2)
Including preferred stock purchase rights that will initially trade together with the common shares. The value attributable to the rights, if any, will be reflected in the market price of the common shares.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Paragon Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(4)
Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of, or in exchange for, any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(5)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(6)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Paragon Shipping Inc.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(7)	An indeterminate number of warrants as may from time to time be sold at indeterminate prices are being registered hereunder.
(8)	An indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices are being registered hereunder.
(9)	An indeterminate number of units as may from time to time be sold at indeterminate prices are being registered hereunder. Units may consist of any combination of the securities registered hereunder.
(10)	Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices for the common stock on the Nasdaq Global Market on January 13, 2010.
(11)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying the filing fee associated with unsold securities under its registration statement on Form F-3 initially filed on August 13, 2008 (File No. 333-152979) (the “Prior Registration Statement”), against the fee that would otherwise be due in connection with this registration statement. The Prior Registration Statement registered securities under its primary offering for a maximum offering price of $250,000,000 and the Registrant has since sold $86,320,583 of such registered securities, leaving a balance of unsold securities with an aggregate offering price of $163,679,417. The associated filing fee of $6,432 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee of $35,650 due for the primary offering of this registration statement. This registration statement will also register 5,203,288 shares that were registered under the Prior Registration Statement’s secondary offering. The associated filing fee of $3,014 for such unsold securities, calculated under Rule 457(c), is hereby used to offset the secondary offering of this current registration fee of $3,281.58. Accordingly, an aggregate remaining fees amount of $9,446 is hereby used to offset the aggregate current registration fee of $38,931.58, and $29,485.58 has been paid with respect to this current registration statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.

Camelia Navigation S.A.	Marshall Islands	N/A	4412
Canyon I Navigation Corp.	Marshall Islands	N/A	4412
Donna Marine Co.	Marshall Islands	N/A	4412
Explorer Shipholding Limited	Marshall Islands	N/A	4412
Fairplay Maritime Ltd.	Marshall Islands	N/A	4412
Frontline Marine Co.	Marshall Islands	N/A	4412
Imperator I Maritime Company	Marshall Islands	N/A	4412
Opera Navigation Co.	Marshall Islands	N/A	4412
Trade Force Shipping S.A.	Marshall Islands	N/A	4412
Protea International Inc.	Liberia	N/A	4412
Reading Navigation Co.	Liberia	N/A	4412
Paloma Marine S.A.	Liberia	N/A	4412
Epic Investments Inc.	Marshall Islands	N/A	4412
Ovation Services Inc.	Marshall Islands	N/A	4412
Irises Shipping Ltd.	Marshall Islands	N/A	4412

Subject to completion, dated January 15, 2010

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell thse securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

$500,000,000

and

9,214,206 of our Common Shares
Offered by Selling Shareholders

Paragon Shipping Inc.

Through this prospectus, we may periodically offer:

(1)	our common shares, which include preferred stock purchase rights,

(2)	our preferred shares,

(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4)	our warrants,

(5)	our purchase contracts, and

(6)	our units.

The aggregate offering price of all securities issued under this prospectus may not exceed $500.0 million. In addition, the selling shareholders named in the section "Selling Shareholders" may sell in one or more offerings pursuant to this registration statement up to 9,214,206 of our common shares that were previously acquired in private transactions. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the Nasdaq Global Market under the symbol "PRGN."

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks.  See the section entitled "Risk Factors" on page 6.  You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January    , 2010.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	6
USE OF PROCEEDS	6
FORWARD LOOKING STATEMENTS	7
PER SHARE MARKET PRICE INFORMATION	8
RATIO OF EARNINGS TO FIXED CHARGES	9
SELLING SHAREHOLDERS	10
CAPITALIZATION	11
PLAN OF DISTRIBUTION	12
ENFORCEMENT OF CIVIL LIABILITIES	13
MATERIAL U.S. AND MARSHALL ISLANDS INCOME TAX CONSIDERATIONS	14
DESCRIPTION OF CAPITAL STOCK	18
DESCRIPTION OF PREFERRED SHARES	18
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF PURCHASE CONTRACTS	30
DESCRIPTION OF UNITS	30
EXPENSES	31
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	32

Unless otherwise indicated, all references to "dollars" or "$" in this prospectus are to, and amounts presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with the U.S. generally accepted accounting principles.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $500.0 million.  In addition, the selling shareholders may sell in one or more offerings pursuant to this registration statement up to 9,214,206 of our common shares that were previously acquired in private transactions.  This prospectus provides you with a general description of the securities we or the selling shareholders may offer.  Each time we or the selling shareholders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors incorporated by reference into this registration statement from the Company's Annual Report on Form 20-F filed on May 20, 2009 and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless the context otherwise requires, as used in this prospectus, the terms "we," "our," and the "Company" refer to Paragon Shipping Inc. and all of its subsidiaries.

We use the term deadweight, or "dwt," in describing the size of vessels.  Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

We are Paragon Shipping Inc., a Marshall Islands company that owns and operates a fleet of drybulk carriers that transport iron ore, coal, grain and other dry cargoes along worldwide shipping routes.

As of January 15, 2010, our operating fleet consisted of seven Panamax drybulk carriers, two Handymax drybulk carriers and two Supramax drybulk carriers with an aggregate capacity of approximately 719,483 dwt and a weighted average age of 7.9 years.  Allseas Marine S.A., which we refer to as Allseas, is a company controlled by our chairman and chief executive officer, Mr. Michael Bodouroglou, which provides the commercial and technical management of our vessels.

Our Fleet

The following table presents certain information concerning the drybulk carriers in our fleet as of the date of this prospectus.

Vessel Name	Vessel Type	Year Built	Charterer Name	Gross Charter Rate (1)	Re-Delivery from Charterer (2)

					Earliest	Latest

Clean Seas (3)	Handymax	1995	Cosco Bulk	17,250	Jan. 2011	Mar. 2011
Crystal Seas(4)	Handymax	1995	Cosco Bulk	33,000	Aug. 2011	Nov. 2011
Deep Seas	Panamax	1999	Morgan Stanley	15,000	Sept. 2011	Dec. 2011
Calm Seas(5)	Panamax	1999	Korea Line Corp.	37,000	Jan. 2010	Apr. 2010
Kind Seas	Panamax	1999	Deiulemar Shipping	45,500	Nov. 2011	Feb. 2012
Sapphire Seas(6)	Supramax	2005	Korea Line Corp.	22,750	May 2010	Jul. 2010
Pearl Seas(7)	Panamax	2006	Korea Line Corp.	37,300	Aug. 2011	Oct. 2011
DiamondSeas (8)	Panamax	2001	Eastern Ocean Transportation Co. (9)	27,500	May 2010	July 2010
Coral Seas(10)	Panamax	2006	BHP Biliton Marketing AG.	23,500	Jan. 2010	Feb. 2010
Golden Seas(11)	Panamax	2006	Deiulemar Shipping	43,500	Sep. 2011	Nov. 2011
Friendly Seas	Supramax	2008	Deiulemar Compagnia	33,750	Apr. 2014	Aug. 2014

(1)
Daily charter hire rates in this table do not reflect commissions which are payable by the Company to third party chartering brokers and Allseas Marine, S.A. ranging from 1.25% to 6.25%, including the 1.25% to Allseas.

(2)	The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to us upon termination of the charter.

(3)
On April 15, 2009, we entered into an agreement with Cosco Bulk Carrier Co. Ltd. to extend the current employment of the Clean Seas for a period of 12 to 14 months commencing on January 4, 2010 at a gross daily charter rate of $17,250 and a commission of 6.25%. The vessel was delivered to its current charterers on January 25, 2009.

(4)
On April 15, 2009, we agreed with Cosco Bulk Carrier Co. Ltd. to reduce the gross daily charter rate for Crystal Seas to $23,000 per day for the period commencing May 1, 2009 and ending December 31, 2009. As of January 1, 2010, the daily charter rate returned to its original level of $33,000 per day and will be payable until the expiration of the charter period.

(5)
On June 29, 2009, we agreed with Intermare Transport GMBH to enter into a new time charter agreement regarding the next employment of Calm Seas at a gross daily rate of $15,775 for a period of 23 to 26 months, and a commission of 6.25%. The time charter will commence between January, 2010 and April, 2010 and will expire between December, 2011 and July, 2012.

(6)
The daily charter rate for Sapphire Seas decreased to $22,750 as of June 24, 2009. On November 4, 2009, we agreed with STX Panocean (U.K.) Co. Ltd. to enter into a new time charter agreement for Sapphire Seas. The time charter is for a period of approximately 23 to 25 months at a gross daily charter rate of $13,700 and it will commence after the expiration of the current time charter to Korea Line Corporation.

(7)
On June 22, 2009, we agreed with Korea Line Corporation to reduce the gross daily charter rate for Pearl Seas to $37,300 per day from June 23, 2009 until the expiration of the charter period. We also agreed to extend the current employment of Pearl Seas for an optional period (at our option) of 26 to 28 months commencing on August 11, 2011 at a gross daily charter rate of $32,500 and a commission of 6.25%. In case the Panamax spot market increases above $32,500 per day (based on the previous quarterly average of the BPI), then an additional amount above such level shall be shared 50/50 between us and the charterer. The time charter commenced on September 11, 2008 and assuming all extension options are exercised it will expire between October, 2013 and December, 2013.

(8)
On October 20, 2009, we agreed with Bunge S.A. to enter into a new time charter agreement regarding the next employment of Diamond Seas on a period time charter for 23 to 25 months at a gross daily rate of $16,250. Bunge S.A. also has the option to charter the vessel for a further 11 to 13 months at a gross daily rate of $18,500 during the option period. This contract is scheduled to commence between April and July 2010 after the expiration of the present charter

(9)
On November 19, 2009, we entered into a novation agreement between existing charterers "Vespucci Marine" and new charterers "Eastern Ocean Transportation Co. Ltd." whereby as from November 21, 2009, Eastern Ocean Transportation Co. Ltd. would take over all the responsibilities of the charter party dated March 12, 2007.

(10)
On June 29, 2009, we agreed with Intermare Transport GMBH to enter into a new time charter agreement regarding the next employment of Coral Seas at a gross daily rate of $15,775 for a period of 23 to 26 months, and a commission of 6.25%. The time charter will commence between December 2009 and March 2010 and will expire between November 2011 and May 2012.

(11)
The charter of the Golden Seas was originally entered into with Transfield Shipping Inc., which in turn sub-chartered the vessel to Deiulemar Shipping S.P.A. On March 25, 2009, Transfield Shipping Inc. assigned all of its rights under the sub-charter to us. The material terms of the sub-charter assigned to us are identical to the original charter with the exception of the daily charter rate, which is $43,500 (the original daily charter rate was $48,000).

Each of our vessels is owned through a separate wholly-owned Liberian or Marshall Islands subsidiary.

Allseas is responsible for the technical and commercial management of our vessels.  Technical management services include arranging for and managing crews, maintenance, drydocking, repairs, insurance, maintaining regulatory and classification society compliance and providing technical support.  Commercial management services include chartering, monitoring the mix of various types of charters, such as time charters and voyage charters, monitoring the performance of our vessels, the sale and purchase of vessels and legal, finance and accounting functions.

Pursuant to separate management agreements that we have entered into with Allseas for each of our vessels, the terms of which have been approved by our independent directors, we are obligated to pay Allseas a technical management fee that is payable monthly in advance on a per vessel per day basis and is based on a dollar/Euro exchange rate.  The management fee is adjusted quarterly based on the dollar/Euro exchange rate as published by EFG Eurobank Ergasias S.A. two days prior to the end of the previous calendar quarter.  The management fee adjusted to $783 per day as of January 1, 2009 for the first quarter of 2009, commensurate with inflation on an annual basis by reference to the official Greek inflation rate for the previous year, as published by the Greek National Statistical Office.  The management fee adjusted to $746 and $773 per day for the second and third quarters of 2009, respectively, based on the U.S. dollar/Euro exchange rate published two days prior to the end of the previous calendar quarter.  Under an administrative service agreement with Allseas, Allseas provides telecommunication services, secretarial and reception personnel and equipment, security facilities, cleaning for our offices and information technology services.  The agreement provides that all costs and expenses incurred in connection with the provision of the above services by Allseas be reimbursed on a quarterly basis.  We also pay Allseas a fee equal to 1.25% of the gross freight, demurrage and charter hire collected from the employment of our vessels.  Allseas also earns a fee equal to 1.0% calculated on the price as stated in the relevant memorandum of agreement for any vessel bought or sold on our behalf, with the exception of the two vessels in our fleet that we acquired from entities affiliated with our chairman and chief executive officer.  Additional drybulk carriers that we may acquire in the future may be managed by Allseas or by unaffiliated management companies.  For the nine months ended September 30, 2009, we incurred $2.7 million in management fees including fees for legal, accounting and finance services and $1.4 million in chartering commissions.

We primarily employ our vessels on time charters for a medium- to long-term period of time.  We may also employ our vessels in the spot charter market, on voyage charters or short-term time charters, which generally last from 10 days to three months.  A time charter, whether for a longer period or in the spot charter market for a short-term period, is generally a contract to charter a vessel for a fixed period of time at a set daily rate.  Under a time charter, the charterer pays voyage expenses such as port, canal and fuel costs.  A spot market voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed upon total amount and we pay voyage expenses such as port, canal and fuel costs.  Whether our drybulk carriers are employed in the spot market or on time charters, we pay for vessel operating expenses, which include crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs.  We are also responsible for each vessel's intermediate and special survey costs.

Our vessels operate worldwide within the trading limits imposed by our insurance terms and do not operate in areas where United States, European Union or United Nations sanctions have been imposed.

Corporate Structure

Paragon Shipping Inc. is a holding company existing under the laws of the Marshall Islands.  We maintain our principal executive offices at 15 Karamanli Ave, GR 16673, Voula, Greece.  Our telephone number at that address is (011) (30) (210) 891 4600.  Our website address is www.paragonship.com.  The information on our website is not a part of this prospectus.

The Securities

We may use this prospectus to offer up to $500.0 million of:

•	common shares, including preferred stock purchase rights;

•	preferred shares;

•	debt securities, which may be guaranteed by one or more of our subsidiaries;

•	warrants;

•	purchase contracts; and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

In addition, the selling shareholders may sell in one or more offerings pursuant to this registration statement up to 9,214,206 of our common shares that were previously acquired in private transactions. We will not receive any of the proceeds from the sale of our common shares sold by the selling shareholders.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we or the selling shareholders may offer and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks and the discussion of risks under the heading "Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2008 and the documents we have incorporated by reference into this document that summarize the risks that may materially affect our business before making an investment in our common shares.  Please see "Incorporation of Certain Documents by Reference."  In addition, you should consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus.  The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

The market price of our common shares may be unpredictable and volatile.

The market price of our common shares may fluctuate due to factors such as actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry, mergers and strategic alliances in the shipping industry, market conditions in the shipping industry, changes in government regulation, shortfalls in our operating results from levels forecast by securities analysts, announcements concerning us or our competitors and the general state of the securities market.  The shipping industry has been highly unpredictable and volatile.  The recent downturn in the drybulk charter market, from which we derive substantially all of our revenues, has severely affected the drybulk shipping industry and has adversely affected our business.  The decline in charter rates in the drybulk market also affects the value of our drybulk vessels, which follow the trends of drybulk charter rates, and earnings on our charters, and similarly, affects our cash flows, liquidity and compliance with the covenants contained in our loan agreements. The decline in the drybulk carrier charter market has had and may continue to have additional adverse consequences for our industry including an absence of financing for vessels, no active secondhand market for the sale of vessels, charterers' seeking to renegotiate the rates for existing time charters, and widespread loan covenant defaults in the drybulk shipping industry. Accordingly, the value of our common shares may be highly volatile and could be substantially reduced.  Therefore, you may not be able to sell any of our common shares you may have purchased at a price greater than or equal to its original purchase price.

Future sales of our common shares could cause the market price of our common shares to decline.

The market price of our common shares could decline due to sales of a large number of our shares in the market or the perception that such sales could occur.  This could depress the market price of our common shares and make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate, or at all.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us offered under this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital and general corporate purposes.  We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

FORWARD LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the drybulk vessel market, changes in the company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

PER SHARE MARKET PRICE INFORMATION

Our common stock has traded on the Nasdaq Global Market under the symbol "PRGN" since August 9, 2007.  You should carefully review the high and low prices of our common shares in the tables below and under the heading "Listing Details" in our annual report on Form 20-F for the year ended December 31, 2008, which is incorporated by reference herein.

The table below sets forth the high and low prices of our common shares for the time periods indicated.

The high and low prices for the common shares, by year, in 2007, 2008 and 2009 were as follows:

For The Year Ended	NASDAQ Low	NASDAQ High

December 31, 2007 (1)	$13.75	$27.34
December 31, 2008	$ 2.25	$22.61
December 31, 2009	$ 2.85	$ 6.81

The high and low closing prices for the common shares, by quarter, in 2007, 2008 and 2009 were as follows:

For The Quarter Ended	NASDAQ Low	NASDAQ High

September 30, 2007 (1)	$13.75	$17.25
December 31, 2007	$16.87	$27.34
March 31, 2008	$12.51	$19.34
June 30, 2008	$15.00	$22.61
September 30, 2008	$7.61	$17.30
December 31, 2008	$2.25	$9.96
March 31, 2009	$2.85	$6.81
June 30, 2009	$3.00	$6.24
September 30, 2009	$3.25	$4.95
December 31, 2009	$3.82	$5.49

The high and low prices for the common shares, by month and for the period January 1-13, were as follows:

For The Months Ended	NASDAQ Low	NASDAQ High

July 2009	$3.25	$4.58
August 2009	$3.78	$4.95
September 2009	$3.66	$4.79
October 2009	$3.90	$4.77
November 2009	$3.82	$5.49
December, 2009	$4.46	$5.22
January 1-13, 2010	$4.62	$5.08

(1)	For the period from August 9, 2007, the date on which our common stock began trading on the NASDAQ, until the end of the period.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for the period from inception (April 26, 2006) through December 31, 2006, the twelve months ended December 31, 2007 and December 31, 2008 and the nine months ended September 30, 2009.(1)

	Nine months ended September 30, 2009	Twelve months ended December 31, 2008	Twelve months ended December 31, 2007	For the period from inception (April 26, 2006) through December 31, 2006

Earnings
Net income	52,978,021	69,229,461	4,903,736	461,764
Add: Fixed charges	9,408,094	15,840,197	10,328,845	951,798
Total Earnings	62,386,115	85,069,658	15,232,581	1,413,562

Fixed Charges
Interest expensed	8,171,248	14,960,970	8,779,467	948,506
Amortization and write-off of capitalized expenses relating to indebtedness	1,236,846	879,227	1,549,378	3,292
Total Fixed Charges	9,408,094	15,840,197	10,328,845	951,798

Ratio of Earnings to Fixed Charges	6.63	5.37	1.47	1.49

____________
(1) We have not issued any preferred stock as of the date of this prospectus.  Accordingly, the ratio of earnings to fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to Class A and, to the extent outstanding during the period, Class B common stockholders plus fixed charges. Fixed charges consist of interest expensed and amortization and write-off of capitalized expenses relating to indebtedness.

SELLING SHAREHOLDERS

The selling shareholders are offering an aggregate of 9,214,206 of our common shares that were issued to them in private transactions.

Set forth below is information regarding the names and number of our common shares beneficially owned and offered by the selling shareholders.

Selling Shareholders

Name of Selling Shareholder	Common Stock Owned Before Offering	Percentage of Class Prior to the Offering	Total Common Stock Offered Hereby	Percentage of Class Following the Offering
Innovation Holdings, S.A. (1)	8,190,405	16.0%	8,190,405	0%
Loretto Finance Inc. (2)	1,023,801	2.0%	1,023,801	0%

(1)	Innovation Holdings, S.A. is beneficially owned by our chairman and chief executive officer, Mr. Michael Bodouroglou. The address of Innovation Holdings, S.A. is care of Paragon Shipping Inc., 15 Karamanli Ave., GR, 16673 Voula, Greece.

(2)
Loretto Finance Inc. is a wholly-owned subsidiary of Allseas Marine S.A., which is beneficially owned by our chairman and chief executive officer, Mr. Michael Bodouroglou and is responsible for all of the commercial and technical management functions for our fleet.  The address of Allseas Marine S.A. is 15 Karamanli Ave., GR, 16673 Voula, Greece.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the Registration Statement of which this prospectus is a part will include information on the Company's consolidated capitalization.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and the selling shareholders may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or the selling shareholders may sell some or all of our common shares included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or the selling shareholders may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus.  We may enter into hedging transactions with respect to our securities.  For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf or the behalf of the selling shareholders that participates with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended. If more than 10% of the net proceeds of any offering of common shares made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our principal executive offices are located outside the United States in Voula, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

MATERIAL U.S. AND MARSHALL ISLANDS INCOME TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands and United States federal income tax considerations with respect to the Company.

Marshall Islands Tax Considerations

We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders or on interest paid to holders of any of our debt securities.

United States Federal Income Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material United States federal income tax consequences to us of our activities. The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which are subject to change, possibly with retroactive effect. This discussion is based in part upon Treasury Regulations promulgated under Section 883 of the Code, or Section 883. The discussion below is based, in part, on the description of our business as described in "Business" above and assumes that we conduct our business as described in that section. References in the following discussion to "we" and "us" are to Paragon Shipping Inc. and its subsidiaries on a consolidated basis.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as "shipping income," to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as "U.S.-source shipping income."

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

•	we are organized in a foreign country (our "country of organization") that grants an "equivalent exemption" to corporations organized in the United States; and

either:

•
more than 50% of the value of our stock is owned, directly or indirectly, by "qualified stockholders," individuals who are (i) "residents" of our country of organization or of another foreign country that grants an "equivalent exemption" to corporations organized in the United States and (ii) satisfy certain documentation requirements, which we refer to as the "50% Ownership Test," or

•
our stock is "primarily and regularly traded on an established securities market" in our country of organization, in another country that grants an "equivalent exemption" to United States corporations, or in the United States, which we refer to as the "Publicly-Traded Test."

The Republic of the Marshall Islands and Liberia, the jurisdiction where we and our ship-owning subsidiaries are incorporated, each grants an "equivalent exemption" to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.

Due to the widely-held nature of our stock, we will have difficulty satisfying the 50% Ownership Test.  Our ability to satisfy the Publicly-Traded Test is discussed below.

The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be "primarily traded" on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our Class A Common Shares, which are the sole class of our issued and outstanding stock that is publicly traded, are "primarily traded" on the Nasdaq Global Market.

Under the regulations, our stock will be considered to be "regularly traded" on an established securities market if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our Class A Common Shares, which represent more than 50% of our outstanding shares by total combined voting power and total value, are listed on the Nasdaq Global Market, we will satisfy the listing requirement.

It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe our Class A Common Shares will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our Class A Common Shares, such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the regulations provide, in pertinent part, our Class A common stock will not be considered to be "regularly traded" on an established securities market for any taxable year in which 50% or more of the outstanding shares of our Class A Common Shares are owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our common stock, which we refer to as the "5 Percent Override Rule."

For purposes of being able to determine the persons who own 5% or more of our stock, or "5% Stockholders," the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the United States Securities and Exchange Commission, or the "SEC," to identify persons who have a 5% or more beneficial interest in our Class A Common Shares. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.

In the event the 5 Percent Override Rule is triggered, the regulations provide that the 5 Percent Override Rule will nevertheless not apply if we can establish that within the group of 5% Shareholders, there are sufficient qualified shareholders for purposes of Section 883 to preclude non-qualified shareholders in such group from owning 50% or more of our Class A Common Shares for more than half the number of days during the taxable year.  These requirements are onerous and it is unclear whether we would be able to satisfy them.

Based upon filings made with the SEC, we are not currently subject to the 5 Percent Override Rule. Therefore, we should qualify for the Publicly-Traded Test and therefore be exempt from United States federal income tax on our United States source shipping income.  However, there can be no assurance that we will continue to satisfy the Publicly-Traded Test. For example, our shareholders could change in the future, and thus we could become subject to the 5 Percent Override Rule.

Taxation in Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our U.S.-source shipping income, to the extent not considered to be "effectively connected" with the conduct of a United States trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime. We were subject to this regime for our 2007 taxable year.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be "effectively connected" with the conduct of a United States trade or business, as described below, any such "effectively connected" U.S.-source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% "branch profits" taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its United States trade or business.

Our U.S.-source shipping income would be considered "effectively connected" with the conduct of a United States trade or business only if:

•	We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•
substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be "effectively connected" with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Under our amended and restated articles of incorporation, as of January 15, 2010, our authorized capital stock consists of 120 million common shares, par value $0.001 per share, of which 51,189,033 shares are issued and outstanding and 25 million shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. All of our shares of stock are in registered form.

Stockholder Rights Plan

Pursuant to an amendment to our Stockholders Rights Agreement on December 16, 2009, our chairman and chief executive officer, Mr. Michael Bodouroglou and his affiliated entities are excluded from the definition of "acquiring person."

A more detailed description of capital stock and the terms of our Stockholders Rights Agreement can be found under the headings ''Description of Capital Stock'' and ''Description of Registrant's Securities to be Registered'' in our registration statements on Forms 8-A, (File No. 001-33655) and (File No. 001-33655) as amended, filed with the Commission on August 8, 2007 and January 4, 2008, respectively. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

Transfer Agent

The registrar and transfer agent for the common stock is Computershare Trust Company, Inc.

Listing

Shares of our common stock are listed on the Nasdaq Global Market under the symbol "PRGN."

DESCRIPTION OF PREFERRED SHARES

The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.

The board of directors has the authority to issue preferred shares in one or more series and to determine the rights, preferences and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of common shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of our securities purchasable upon exercise of such warrants;

•	the price at which our securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

We expect that each of our subsidiaries will guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.  For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture.  These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture.  Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•
that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•
that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

•
that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•
that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our board of directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

•
that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

(1)           changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)           reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)           reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)           waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)           makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)           makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)           waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

We expect that each of our subsidiaries will guarantee the debt securities we offer.  In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, if our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository.  In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

The Depository Trust Company ("DTC") is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation's ("NSCC"), and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company ("DTCC"). DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2009 DTCC Board of Directors is composed of 18 directors serving one-year terms. Fourteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions. Two directors are designated by DTCC's preferred shareholders, which are  NYSE Euronext and FINRA, and the remaining two are the chairman and chief executive officer and the president and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.  We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis.  The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.  Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.  Accordingly, pre-paid purchase contracts will be issued either under the senior indenture or the subordinated indenture.

The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$38,931.58	(1)
Blue sky fees and expenses	$______	*
Printing and engraving expenses	$______	*
Legal fees and expenses	$______	*
NASDAQ Supplemental Listing Fee	$______	*
FINRA Fees	$______	*
Accounting fees and expenses	$______	*
Indenture Trustee fees and expenses	$______	*
Transfer Agent fees	$______	*
Miscellaneous	$______	*

Total	$______	*
______________
*	To be provided by amendment or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

(1)
Pursuant to Rule 457(p) under the Securities Act, the registrant applied the filing fee associated with unsold securities under its registration statement on Form F-3 initially filed on August 13, 2008 (File No. 333-152979) (the "Prior Registration Statement"), against the fee that would otherwise be due in connection with this registration statement. The Prior Registration Statement registered securities under its primary offering for a maximum offering price of $250,000,000 and the registrant has since sold $86,320,583 of such registered securities. This registration statement will also register 5,203,288 shares that were registered under the Prior Registration Statement's secondary offering. Therefore, the remaining fee amount of $9,446 from the Prior Registration Statement's primary and secondary offerings has been applied in connection with filing fee of this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of Marshall Island law and other matters of United States and New York law.  Certain other matters relating to United States Federal income tax considerations have also been passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F and the effectiveness of Paragon Shipping Inc.'s internal control over financial reporting have been audited by Deloitte Hadjipavlou Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission.  You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  In addition, you can obtain information about us at the offices of the Nasdaq Global Market.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•
Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Commission on May 20, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	our ''Description of Capital Stock'' contained in our registration statement on Form 8-A, (File No. 001-33655) as amended, filed with the Commission on August 8, 2007.

•	our ''Description of Registrant's Securities to be Registered'' contained in our registration statement on Form 8-A, (File No. 001-33655), filed with the Commission on January 4, 2008.

•	our current report on Form 6-K/A submitted on May 21, 2009 relating to our results of operations for the three months ended March 31, 2009.

•	our current report on Form 6-K submitted on June 5, 2009.

•	our current report on Form 6-K submitted on August 12, 2009 relating to our results of operations for the six months ended June 30, 2009.

•	our current report on Form 6-K submitted on October 1, 2009.

•	our current report on Form 6-K submitted on November 10, 2009 relating to our results of operations for the nine months ended September 30, 2009.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Paragon Shipping Inc.
15 Karamanli Ave
GR 16673
Voula, Greece
(011) (30) (210) 891 4600

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent public accountants, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods.  As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the Nasdaq Global Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Article VIII, Section 1 of the amended and restated Bylaws of the Company provides that:

The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Article VIII, Section 2 of the amended and restated Bylaws of the Company provides that:

The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

Article VIII, Section 3 of the amended and restated Bylaws of the Company provides that:

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Article VIII, Section 4 of the amended and restated Bylaws of the Company provides that:

Any indemnification under Sections 1 or 2 of this Article VIII (unless ordered by a court having proper jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(1)           by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

(2)           if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)           by the shareholders.

Article VIII, Section 5 of the amended and restated Bylaws of the Company provides that:

Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

Article VIII, Section 6 of the amended and restated Bylaws of the Company provides that:

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VIII, Section 7 of the By-laws of the Company provides that:

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Article VIII, Section 8 of the amended and restated Bylaws of the Company provides that:

For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

Article VIII, Section 9 of the amended and restated Bylaws of the Company provides that:

For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

Article VIII, Section 10 of the amended and restated Bylaws of the Company provides that:

The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Article VIII, Section 11 of the amended and restated Bylaws of the Company provides that:

No director or officer of the Corporation shall be personally liable to the Corporation or to any shareholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director or officer derived an improper personal benefit.

Section M to the amended and restated Articles of Incorporation of the Company provides that:

No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may hereafter be amended. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. Any repeal or modification of this Section M shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 60 of the Marshall Islands Business Corporation Act provides as follows:

Indemnification of directors and officers.

(1)
Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.  Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(d) Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)-(g) Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)-(l) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on January 15, 2010.

PARAGON SHIPPING INC.

By:	/s/ Michael Bodouroglou
Name:	Michael Bodouroglou
Title:	Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou Michael Bodouroglou	Chairman and Chief Executive Officer

/s/ Christopher J. Thomas Christopher J. Thomas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ George Skrimizeas George Skrimizeas	Chief Operating Officer

/s/ Nigel D. Cleave Nigel D. Cleave	Director

/s/ Bruce Ogilvy Bruce Ogilvy	Director

/s/ Dimitrios Sigalas Dimitrios Sigalas	Director

/s/ George Xiradakis George Xiradakis	Director

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Paragon Shipping Inc., has signed this registration statement in Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director and Authorized
          Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Camelia Navigation S.A.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Canyon I Navigation Corp.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: President, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	President, Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Donna Marine Co.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Explorer Shipholding Limited

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Fairplay Maritime Ltd.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Frontline Marine Co.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Imperator I Maritime Company

/s/ Maria Stefanou
Name: Maria Stefanou
Title: President, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	President, Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Opera Navigation Co.

/s/ George Skrimizeas
Name: George Skrimizeas
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ George Skrimizeas	President and Director
George Skrimizeas

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Trade Force Shipping S.A.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Protea International Inc.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Reading Navigation Co.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Paloma Marine S.A.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: President, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	President, Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Epic Investments Inc.

/s/ George Skrimizeas
Name: George Skrimizeas
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ George Skrimizeas	President and Director
George Skrimizeas

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Ovation Services Inc.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 15, 2010.

Irises Shipping Ltd.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 15, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 15, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

3.1	Amended and Restated Articles of Incorporation of Paragon Shipping Inc. (1)

3.2	Amended and Restated By-laws of Paragon Shipping Inc. (2)

4.1	Form of Common Stock Certificate (1)

4.2	Preferred Share Certificate*

4.3	Form of Senior Debt Securities Indenture

4.4	Form of Subordinated Debt Securities Indenture

4.5	Form of Warrant Agreement*

4.6	Form of Purchase Contract*

4.7	Form of Unit Agreement*

5.1	Form of Opinion of Seward & Kissel LLP, as to validity of Securities

8.1	Form of Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in signature page)

25.1	T-1 Statement of Eligibility (senior indenture)*

25.2	T-1 Statement of Eligibility (subordinated indenture)*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

(1)	Incorporated herein by reference to Exhibit 3.1 to the Registration Statement of Paragon Shipping Inc. on Form F-1, Registration No. 333-143481 filed with the SEC on June 4, 2007.

(2)	Incorporated herein by reference to Exhibit 99.1 to Form 6-K of Paragon Shipping Inc. filed with the SEC on August 15, 2007.

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